Exhibit 10.1

SHAREHOLDER CONTROL LIMITATION AND STANDSTILL AGREEMENT

This Shareholder Control Limitation and Standstill Agreement (this "Agreement") is made as of May 7, 2026, by and between MineralRite Corporation, a Texas corporation (the "Company"), and Lloyd B. Hendricks, III, together with any "affiliate" of Mr. Hendricks as defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Securities Exchange Act of 1934 (collectively, the "Shareholder").

1.	Purpose. The purpose of this Agreement is to ensure that the Shareholder shall not, under any circumstances, directly or indirectly, obtain or exercise control of the Company (as defined herein), except upon the occurrence of certain expressly defined Trigger Events.
2.	Definitions.
2.1	"Voting Power" means the total number of votes entitled to be cast in the election of directors or on any matter submitted to stockholders, calculated on a fully diluted, as-converted basis, including all securities convertible into or exercisable for voting securities. The Threshold defined in Section 2.6 shall be calculated on a continuous basis after giving effect to all outstanding securities on a fully diluted, as-converted basis at the time of determination.
2.2	"Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (17 C.F.R. § 240.13d-3), and shall be interpreted broadly to include direct and indirect ownership; ownership through affiliates, subsidiaries, nominees, and custodians; economic exposure (including through derivatives, swaps, or similar instruments); and securities subject to options, warrants, or conversion rights, whether or not exercised.
2.3	"Affiliate" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933 (17 C.F.R. § 230.405) and Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (17 C.F.R. § 240.12b-2), and includes any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Shareholder.
2.4	"Group" means any "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and Rule 13d-5 promulgated thereunder (17 C.F.R. § 240.13d-5),
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including any two or more persons who agree to act together for the purpose of acquiring, holding, voting, or disposing of equity securities of the Company.

2.5	"Control" means the possession, directly or indirectly, of the power to: (a) vote or direct the voting of securities representing more than 45% of Voting Power; (b) elect or designate a majority of the Board of Directors; or (c) direct the management or policies of the Company by contract or otherwise.
2.6	"Threshold" means 45% of the Company’s Voting Power.
2.7	"Trigger Event" means any of the following: (a) a third party (other than the Shareholder) acquires Control of the Company; (b) a merger, consolidation, or sale of substantially all assets approved by the Board; (c) a bona fide tender offer (within the meaning of Regulation 14D promulgated under the Securities Exchange Act of 1934, 17 C.F.R. §§ 240.14d-1 et seq.) for control of the Company, or a bona fide proxy contest publicly commenced by a third party in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934 (17 C.F.R. §§ 240.14a-1 et seq.) seeking to elect persons constituting a majority of the Board of Directors of the Company; (d) a board-approved financing or restructuring requiring a change in control; (e) any legal or regulatory requirement necessitating removal of these restrictions; or (f) the written waiver of this Agreement by the Company’s Board of Directors.
3.	Absolute Control Limitation. Notwithstanding anything to the contrary, the Shareholder shall not, at any time, directly or indirectly, exercise Voting Power in excess of the Threshold. This limitation applies regardless of ownership percentage, regardless of intent, and regardless of how such Voting Power arises. For the avoidance of doubt, the foregoing limitation on Voting Power is intended solely to restrict the exercise of voting rights for purposes of this Agreement and shall not be construed to reduce the Shareholder's "beneficial ownership" of securities for purposes of any reporting obligation under the Securities Exchange Act of 1934, including without limitation Section 13(d) and Section 16 thereof, all of which shall be determined solely in accordance with applicable federal securities law.
4.	Automatic Cutback Mechanism. To the extent the Shareholder would otherwise possess Voting Power in excess of the Threshold, such excess Voting Power (the "Excess Voting Power") shall, without any action required by the Company or the Shareholder, be automatically reduced and of no force or effect for voting purposes. The Shareholder shall be
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deemed to hold and be entitled to cast only such number of votes as equals the Threshold, and the Excess Voting Power shall be sterilized in accordance with Section 10.

5.	Application to All Securities. This Agreement applies to all securities of the Company, including common stock, preferred stock (including all series), warrants, options, convertible debt or equity, and any derivative or synthetic instrument, in each case whether presently owned or acquired by the Shareholder at any time in the future. The limitations set forth herein are intended to run with and bind all such securities.
6.	Exercise and Conversion Limitations. In the event the Shareholder shall (a) exercise any warrant, option, or other conversion right; (b) convert any security; or (c) acquire additional securities, then to the extent any securities resulting from such exercise, conversion, or acquisition would cause the Shareholder’s Voting Power to exceed the Threshold, those securities shall automatically be subject to this Agreement.
7.	Aggregation Rules. For purposes of this Agreement, Voting Power shall be aggregated across the Shareholder, all Affiliates of the Shareholder, any Group of which the Shareholder is a member, and any other persons acting in concert with the Shareholder.
8.	Anti-Circumvention. The Shareholder shall not (a) transfer securities to evade this Agreement, (b) structure transactions to avoid aggregation, or (c) use nominees or intermediaries to circumvent the limitations set forth herein. Any such actions shall be disregarded and aggregated for purposes of this Agreement, and any resulting Voting Power shall remain subject to the limitations herein.
9.	Board and Management Limitations. The Shareholder shall not (a) nominate or elect directors in a manner that would result in Board control, (b) exercise rights to appoint officers in a manner that would result in Control, or (c) enter into agreements conferring control rights that would result in Control. The Shareholder shall not take any action inconsistent with the limitations set forth herein, and any such action shall be null and void.
10.	Vote Sterilization.
10.1	Sterilization Covenant. To ensure the effectiveness of the limitations set forth in Sections 3 and 4, the Shareholder agrees that, with respect to all Excess Voting Power held at any time directly or indirectly by the Shareholder: (a) the Shareholder shall not vote, attempt to vote, deliver any written consent with respect to, or otherwise exercise any voting rights with respect to such Excess Voting Power on any matter submitted to or acted
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upon by the holders of the Company’s voting securities, whether at any annual or special meeting of stockholders, by written consent in lieu of a meeting, or otherwise; (b) the Shareholder shall not grant any proxy, power of attorney, or other authorization to any person to vote, attempt to vote, or otherwise exercise any voting rights with respect to such Excess Voting Power; and (c) the Shareholder shall not cause or permit such Excess Voting Power to be counted as present, in person or by proxy, for purposes of determining whether a quorum exists at any meeting of stockholders, except to the extent counting such Excess Voting Power toward quorum is required by applicable law and cannot be waived by the Shareholder.

10.2	Nullity of Purported Action. Any purported vote, consent, or other exercise of voting rights by the Shareholder, or by any person purporting to act on behalf of the Shareholder, with respect to any Excess Voting Power shall be null, void, and of no force or effect ab initio. The Company shall be entitled to direct its corporate secretary, inspector of elections, transfer agent, and any other person responsible for receiving or tabulating votes or consents to disregard any such purported vote, consent, or exercise.
10.3	Authorization to Notify Tabulating Persons. The Shareholder hereby authorizes the Company to (a) deliver a copy of this Agreement, or a written notice summarizing the limitations set forth herein, to the Company’s corporate secretary, inspector of elections, transfer agent, and any other person responsible for receiving or tabulating votes or consents; and (b) instruct any such person to give effect to the limitations set forth in this Agreement, including by disregarding any purported vote, consent, or exercise of voting rights with respect to any Excess Voting Power.
10.4	No Voting Authority Conferred on the Company. Nothing in this Section 10 shall be construed to grant to the Company, or to any other person, the right or authority to vote, consent, or otherwise exercise any voting rights with respect to the Excess Voting Power, or to authorize any action inconsistent with applicable federal securities laws, including without limitation Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A promulgated thereunder. The mechanism set forth in this Section 10 is intended solely to render the Excess Voting Power non-voting and to provide for its disregard at tabulation, and not to confer voting power on the Company.
10.5	Further Assurances. The Shareholder agrees to take all actions and execute all documents reasonably requested by the Company to further effectuate the intent of this Section 10, including (a) delivering revocations of any conflicting proxies or voting
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authorizations previously granted with respect to any Excess Voting Power, (b) providing written instructions to nominees, custodians, brokers, and other intermediaries holding securities on the Shareholder’s behalf to give effect to the limitations set forth herein, and (c) reasonably cooperating with the Company in providing notice to tabulating persons in advance of any meeting of stockholders or solicitation of written consents.

11.	Override of Other Rights; Designation Deference. Notwithstanding anything to the contrary contained in any Certificate of Designation, certificate of incorporation, warrant, option agreement, convertible instrument, shareholder agreement, or any other governing or contractual document (collectively, "Governing Instruments"), the Shareholder hereby irrevocably agrees that all voting, conversion, exercise, and other control-related rights granted thereunder shall be subject to and limited by this Agreement. To the extent any provision of any Governing Instrument would otherwise grant the Shareholder Voting Power or other control rights in excess of the Threshold, the Shareholder agrees that such rights shall not be exercised except in compliance with this Agreement and shall be automatically reduced, disregarded, and rendered ineffective to the extent necessary to comply herewith. The provisions of this Section are intended to operate as a binding limitation on the exercise of rights, and not as an amendment to any Governing Instrument.
12.	No Restriction on Sale of Shares. This Agreement does not restrict the sale or transfer of any securities of the Company by the Shareholder made in compliance with applicable federal and state securities laws, including without limitation pursuant to Rule 144 promulgated under the Securities Act of 1933 (17 C.F.R. § 230.144), pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to any other available exemption from registration thereunder.
13.	Automatic Termination upon Trigger Event. Upon the occurrence of a Trigger Event, (a) all restrictions, limitations, and obligations under this Agreement, including without limitation the provisions of Sections 3 through 11, and (b) the vote sterilization set forth in Section 10, shall immediately and automatically terminate, without further action by any party, and the Shareholder shall thereafter be entitled to exercise full Voting Power and all other rights associated with the Shareholder’s securities; provided, however, that the termination of this Agreement shall not relieve the Shareholder of any obligation to comply with applicable federal securities laws, including without limitation the reporting and short-swing profit recapture provisions of Section 16 of the Securities Exchange Act of 1934, to the extent applicable to the Shareholder at the time of or following such termination.
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14.	No Group Formation. Nothing in this Agreement shall be deemed to create a Group, imply coordinated action between the parties, or confer joint control over the Company.
15.	No Waiver by Conduct. Failure to enforce any provision of this Agreement shall not constitute a waiver thereof.
16.	Remedies. The Company shall be entitled to injunctive relief, specific performance, and any other equitable remedies in connection with any breach or threatened breach of this Agreement. The parties acknowledge that a breach of this Agreement would cause irreparable harm, and the Shareholder agrees that the Company shall be entitled to equitable relief without the requirement to post bond.
17.	Securities Law Compliance; Regulatory Filings. (a) The Shareholder shall be solely responsible for determining and complying with any reporting obligations applicable to the Shareholder under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (including, as applicable, Schedule 13D and Schedule 13G). The Shareholder acknowledges that the existence of this Agreement, including the Trigger Event provisions of Section 2.7 and the termination provisions of Section 13, may affect the Shareholder's eligibility to report on Schedule 13G as a "passive investor" under Rule 13d-1(b) or (c) (17 C.F.R. 240.13d-1(b), (c)), and that the Shareholder should obtain independent legal advice regarding such eligibility. The Shareholder further acknowledges that the termination of this Agreement upon a Trigger Event may constitute a change in the Shareholder's intentions that requires prompt conversion from Schedule 13G to Schedule 13D in accordance with Rule 13d-1(e) (17 C.F.R. 240.13d-1(e)). The Shareholder shall also comply, if applicable, with Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (including Forms 3, 4, and 5). (b) The Company shall be solely responsible for determining and complying with any reporting obligations applicable to the Company, including the disclosure of this Agreement and the filing of this Agreement as an exhibit to the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company acknowledges that this Agreement is likely to constitute a "material contract" required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K (17 C.F.R. § 229.601(b)(10)), and shall make such filing promptly upon the Company's next required Exchange Act report, unless the Company's legal counsel determines in writing that such filing is not required under applicable law. (c) Each party shall reasonably cooperate with the other party in connection with any filings, disclosures, or notices required to be made under federal or state securities laws by reason of this Agreement or the transactions contemplated hereby, including by providing such
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information regarding such party’s ownership and intentions as may be required to be disclosed therein. Nothing in this Agreement shall be construed to (i) require either party to make any filing or disclosure that is not otherwise required by applicable law, or (ii) relieve either party of any filing or disclosure obligation that is required by applicable law.

18.	Anti-Fraud and Anti-Manipulation Compliance. Each party acknowledges and agrees that, in connection with this Agreement and any transaction in securities of the Company, such party shall comply with all applicable provisions of the federal securities laws prohibiting fraud and manipulation, including without limitation Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder (17 C.F.R. § 240.10b-5), Section 9 of the Securities Exchange Act of 1934, and Section 17(a) of the Securities Act of 1933. The Shareholder acknowledges that, to the extent the Shareholder is in possession of material non-public information regarding the Company, the Shareholder shall not, and shall cause the Shareholder’s Affiliates not to, purchase or sell any securities of the Company, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company, in each case in violation of the federal securities laws. The Shareholder acknowledges that transactions in the Company's securities conducted pursuant to a written trading plan that satisfies the conditions of Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934 (17 C.F.R. 240.10b5-1(c)) may provide an affirmative defense to liability under Rule 10b-5, subject to applicable conditions, and the Shareholder agrees to notify the Company prior to adopting, modifying, or terminating any such plan. No party makes any representation or warranty as to the absence of material non-public information, and each party shall be solely responsible for its own determination as to whether any contemplated transaction in securities of the Company is permissible under applicable federal securities laws.
19.	No Waiver of Securities Laws. Notwithstanding any other provision of this Agreement, no provision hereof shall be construed to constitute a waiver, by any party, of compliance with any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder. Any provision of this Agreement that would, in the absence of this Section 19, be construed as such a waiver shall be deemed void to the extent of such waiver, in accordance with Section 29(a) of the Securities Exchange Act of 1934 (15 U.S.C. § 78cc(a)) and Section 14 of the Securities Act of 1933 (15 U.S.C. § 77n). In the event of any conflict between any provision of this Agreement and any provision of the federal securities laws applicable to the parties or the matters addressed herein, the federal securities laws shall control, and the relevant provision of this Agreement shall be deemed modified to
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the minimum extent necessary to comply therewith without otherwise affecting the validity or enforceability of the remaining provisions of this Agreement.

20.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its conflicts of laws principles; provided, however, that nothing in this Agreement shall be construed to limit, supersede, or be governed in lieu of, the federal securities laws of the United States, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all of which shall apply to the extent applicable to the parties and to the matters addressed herein. To the extent any provision of this Agreement would, in the absence of this proviso, conflict with any such federal securities law, such federal law shall control.
21.	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and communications, whether written or oral, relating to such subject matter.
22.	Amendment. This Agreement may only be amended in a writing signed by both parties.
23.	Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the remainder of this Agreement shall remain in full force and effect, and the invalid or unenforceable provision shall be deemed modified to the minimum extent necessary to render it valid and enforceable while preserving the parties’ original intent.

IN WITNESS WHEREOF, the Parties have executed this Shareholder Control Limitation and Standstill Agreement as of the Effective Date first written above.

MINERALRITE CORPORATION:

/s/ James Burgauer

President, MineralRite Corporation
May 7, 2026

LLOYD B. HENDRICKS, III (Personally):

/s/ Lloyd B. Hendricks, III

May 7, 2026

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